                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             AUTOCAM CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                  AUTOCAM LOGO

                              AUTOCAM CORPORATION
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 21, 1997

     The Annual Meeting of the Shareholders of Autocam Corporation, a Michigan corporation, will be held on Tuesday, October 21, 1997 at 4:00 p.m. at Rembrandt's At Bridgewater, 333 Bridge Street, N.W., Grand Rapids, Michigan 49504 for the following purposes:

     1. To elect two members of the Board of Directors whose terms expire at the Annual Meeting and one member whose position has been created to commence at the Annual Meeting.

     2. To consider and act upon the ratification of the selection of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending June 30, 1998.

     3. To approve the Amended Autocam Corporation 1991 Incentive Stock Option Plan increasing the shares reserved thereunder to 750,000 shares and making all employees eligible for awards under the Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on September 1, 1997, are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

                                         By Order of the Board of Directors

                                         WARREN A. VELTMAN, Secretary

Grand Rapids, Michigan
September 18, 1997

     EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE
     EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. SHOULD YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. A RETURN
     ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.
--------------------------------------------------------------------------------

                              AUTOCAM CORPORATION
--------------------------------------------------------------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 21, 1997

     This Proxy Statement is being furnished to you by the Board of Directors of Autocam Corporation, a Michigan corporation (the "Company"), of 4070 East Paris Avenue, Kentwood, Michigan 49512 (Tel. No. 616-698-0707), in connection with the Annual Meeting of Shareholders of the Company to be held on Tuesday, October 21, 1997, at 4:00 p.m. at Rembrandt's At Bridgewater, 333 Bridge Street, N.W., Grand Rapids, Michigan 49504.

     The solicitation of proxies is made primarily by this statement which is first being mailed to shareholders on approximately September 18, 1997. If it is necessary to assure adequate representation at the meeting, the Board of Directors shall, if it deems it advisable, make a further solicitation by mail, telephone, telegraph and/or personal interview. Any such solicitation will be made by the officers or regular employees of the Company and its subsidiaries and will be limited in extent. The total expense of soliciting proxies will be borne by the Company. The Company may also reimburse brokers, dealers, banks, voting trustees or other record holders for postage and other reasonable expenses of forwarding proxy material to their principals who beneficially own shares of the Company's stock.

     The shares represented by your proxy will be voted if the proxy is duly signed and returned prior to the meeting. You may revoke your proxy at any time before it is exercised, provided that prior to exercise of the proxy, the Secretary of the Company receives written notice of such revocation or such revocation is made in open meeting.

     The Board of Directors has fixed the close of business on September 1, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at said meeting. As of September 1, 1997, the Company's outstanding voting securities consisted of 5,726,762 shares of common stock, without par value. The common stock is entitled to one vote for each share on each proposal and each director and there are no cumulative voting rights for the election of directors. A majority of shares must be present in person or by proxy in order to have a quorum and to conduct business at the meeting. The only persons known by the Company to own five percent (5%) or more of the Company's outstanding common stock are described in the section on "Principal Shareholders" below. John C. Kennedy, beneficial owner of 59.3% of the Company's outstanding common stock, intends to vote in favor of all directors and all proposals identified in this Proxy Statement and, thus, election of all directors and passage of all proposals is assured.

                             ELECTION OF DIRECTORS

     The Board of Directors presently consists of six members. The terms of the two existing directors in Class III, John C. Kennedy and Kenneth K. Rieth, expire at this Annual Meeting. They have agreed to stand for reelection and serve if elected. The Board of Directors has expanded the size of the Board by adding one member to Class III. Mark J. Bissell has been nominated to fill this newly created position and has agreed to stand for election at the meeting and to serve if elected. In the event any nominee withdraws his name, which is not now anticipated, the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated. However, if a nominee is substituted by management, the proxies intend to vote for such nominee.

     Although it has no present plans to do so, the bylaws of the Company permit the Board of Directors to further increase its number and to fill the vacancies thus created. However, the persons named in the enclosed proxy cannot vote the proxy for more than three members of the Board.

     The Articles of Incorporation of the Company provide that the Directors are elected by classes, indicated by the table below, with terms expiring upon election of their successors at the Annual Meeting of Shareholders following the close of the Company's fiscal years 1997, 1998 and 1999, respectively. Thus, one class of directors, consisting of two or three members, as the case may be, are elected each year to serve for a three-year term.

     The table below identifies and provides certain information regarding each of the existing directors and nominees and the class to which each Director is now elected or is proposed to be elected at this meeting. The table below also identifies and provides certain information regarding the executive officers and certain key employees of the Company. The Company pays each director who is not an employee a fee of $10,000 per year.

                             NOMINEES AS DIRECTORS

     Class III -- Nominated for election at the meeting to serve until the Annual Meeting of Shareholders in 2000 and until their successors are elected:

                                                        PRINCIPAL                            HAS SERVED AS
                   NAME                                OCCUPATION                  AGE       DIRECTOR SINCE
                   ----                                ----------                  ---       --------------
    John C. Kennedy...................    President, Chief Executive Officer of    39        April 1988
                                          Company
    Kenneth K. Rieth(2)...............    President, Chief Executive Officer of    38        October 1991
                                          Riviera Tool Company
    Mark J. Bissell...................    President, Chief Executive Officer of    40        Nominee
                                          BISSELL Inc.

     John C. Kennedy has been a Director and President of the Company since its inception in April 1988. Mr. Kennedy graduated with a Bachelor of Science degree in Accounting and Finance from the University of Detroit in 1979.

     Kenneth K. Rieth is a principal owner and for the past five years has been a director and the President and Chief Executive Officer of Riviera Tool Company (f/k/a Riviera Die & Tool, Inc.), a Michigan corporation engaged in the manufacture of sheet metal stamping dies for the automotive industry.

     Mark J. Bissell has been President and Chief Executive Officer since April 1996, and President and Chief Operating Officer from January 1994 to March 1996 of BISSELL Inc., a manufacturer of floor care cleaning products including carpet vacuums, cleaners and sweepers. For more than two years prior to that, he served as a Senior Vice President of BISSELL Inc., and as the General Manager of the BISSELL Homecare Division.

            DIRECTORS WHOSE TERMS CONTINUE BEYOND THE ANNUAL MEETING

     Class I -- To serve until the Annual Meeting of Shareholders in 1998 and until their successors are elected:

                                                        PRINCIPAL                            HAS SERVED AS
                   NAME                                OCCUPATION                  AGE       DIRECTOR SINCE
                   ----                                ----------                  ---       --------------
    Warren A. Veltman.................    Secretary, Treasurer, Chief Financial    36        October 1991
                                          Officer of Company
    Robert L. Hooker(1)...............    President, Mazda Great Lakes             67        January 1992

     Warren A. Veltman has been with the Company since November 1990 as the Chief Financial Officer and Secretary/Treasurer since August 1991. Mr. Veltman graduated in 1983 with a Bachelor of Business Administration degree from the University of Michigan.

     Robert L. Hooker has been President of Mazda Great Lakes, a Michigan corporation engaged in the distribution of automobiles and related products, for more than five years. Mr. Hooker serves as a director of Old Kent Bank and Trust Company, a Michigan state banking corporation.

     Class II -- To serve until the Annual Meeting of Shareholders in 1999 and until their successors are elected:

                                                       PRINCIPAL                        HAS SERVED AS
                   NAME                                OCCUPATION                 AGE   DIRECTOR SINCE
                   ----                                ----------                 ---   --------------
    David J. Wagner(1)(2).............  Chairman, President, Chief Executive      43    October 1991
                                        Officer of Old Kent Financial
                                        Corporation
    Kim Korth(1)......................  President, International Resource         42    August 1997
                                        Network, Inc.

     David J. Wagner has been Chairman since November 1995 and President and Chief Executive Officer since March 1995 and was President since March, 1994 of Old Kent Financial Corporation, a Michigan state bank holding company, and was Chief Executive Officer of Old Kent Bank and Trust Company for more than the preceding five years.

     Kim Korth has been the owner and President of International Resource Network, Inc. an automotive consulting and market research firm, for more than five years.
---------------
(1) Member of Compensation Committee

(2) Member of Audit Committee

                                 KEY EMPLOYEES

                        NAME                                     POSITION WITH COMPANY            AGE
                        ----                                     ---------------------            ---
     Edward W. Hekman................................  Manager of Corporate Planning              41
     Thomas K. O'Mara................................  Sales and Marketing Manager                36

     Edward W. Hekman has been with the Company since 1988 and has served as the Company's Manager of Corporate Planning since March of 1997. He served as the Company's New Process Development Manager from September 1995 to February 1997 and from June 1990 to September 1993. He also served as the Company's Engineering Manager form September 1993 until August 1995. Mr. Hekman received a Bachelor of Science in Mechanical Engineering from General Motors Institute in 1978 and a Master's degree in

Business Administration from Harvard University in 1980 and was registered with the State of Michigan as a Professional Engineer in 1984. Mr. Hekman is employed by the Company pursuant to a ten year employment agreement which terminates on August 31, 2001.

     Thomas K. O'Mara has been with the Company since November 1989 as the Sales and Marketing Manager. Mr. O'Mara graduated in 1982 with a Bachelor of Science degree in Marketing from Central Michigan University.

BOARD MEETINGS AND COMMITTEES

     The Directors had four meetings during the past fiscal year and acted by unanimous written consent once. No director attended less than 75% of directors meetings, including appropriate committee meetings.

     The Board of Directors has an audit committee which is responsible for approving the services performed by the Company's independent public accountants and reviewing and evaluating the Company's accounting principles, reporting practices and systems of internal control. The current members of the committee are Messrs. Rieth and Wagner. The committee held two meetings during the last fiscal year.

     The Board of Directors has a compensation committee which has the responsibility of determining executive compensation and granting options pursuant to the Company's 1991 incentive stock option plan. This committee consisted of Messrs. Kennedy, Wagner, Hooker and Myers during fiscal 1997 with Mr. Kennedy having resigned prior to its last meeting. The committee met three times during the fiscal year.

     The Company has no nominating committee the functions of which are performed by the Board of Directors.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by the persons who beneficially own more than 5% of its Common Stock, by each Director, Director Nominee and Executive Officer, and by all officers and directors and director nominees of the Company as a group, as of September 1, 1997.

                     NAME OF                          NUMBER OF SHARES       PERCENT OF
                BENEFICIAL OWNER                     BENEFICIALLY OWNED       CLASS(1)
                ----------------                     ------------------      ----------
John C. Kennedy(2)(3)............................        3,397,835              59.3
Warren A. Veltman(2)(4)..........................           27,253               *
Robert L. Hooker(5)..............................            2,835               *
David J. Wagner..................................              578               *
Kenneth K. Rieth.................................            1,912               *
Kim Korth........................................                0               *
Mark J. Bissell..................................                0               *
FMR Corporation(6)...............................          533,382               9.3
All officers and directors and nominees as a
  group (7 persons)(2)(4)(5).....................        3,430,413              59.9

---------------
(1) An asterisk indicates beneficial ownership of less than 1% of the Class.

(2) Includes shares allocated to the individual accounts within the Company's 401(k) plan.

(3) The business address for Mr. Kennedy is 4070 East Paris Avenue, Kentwood, Michigan 49512.

(4) Includes 24,885 shares of Common Stock which Mr. Veltman has the right to acquire within 60 days of September 1, 1997 through the exercise of stock options, 1,890 of which are contingent on approval of the proposal to amend the 1991 Incentive Stock Option Plan to reserve additional shares for issuance. Total also includes 955 shares owned by Mr. Veltman's spouse and over which she exercises sole voting control. For purposes of calculating the percentage of outstanding shares owned by Mr. Veltman and the group, these shares are deemed to be owned by Mr. Veltman.

(5) Includes 780 shares over which Mr. Hooker has voting control in a fiduciary capacity. For purposes of calculating the percentage of outstanding shares owned by Mr. Hooker and the group, these shares are deemed to be owned by Mr. Hooker.

(6) The business address for FMR Corporation is 82 Devonshire Street, Boston, Massachusetts, 02109-3614.

                         COMPENSATION COMMITTEE REPORT

     The Company's compensation program for officers is administered by the Compensation Committee of the Board of Directors which is currently composed of Ms. Korth and Messrs. Hooker and Wagner.

  Overall Officer Compensation Policy

     The Company's compensation policy for executive officers is designed to support the overall objective of enhancing value for shareholders by attracting, developing, rewarding, and retaining highly qualified and productive individuals; relating compensation to both Company and individual performance; and ensuring compensation levels that are externally competitive and internally equitable. To that end the committee had an executive compensation review performed in January 1997 by an independent compensation consultant, Watson Wyatt Worldwide. In short, the report concluded that compensation to the Company's top executives "appears to be appropriate" with the absence of long-term incentive compensation resulting in "lower total direct compensation
 ... than would be expected."

     The key elements of the Company's officer compensation consist of base salary, a maximum formula bonus for Mr. Kennedy, the Company's chief executive officer, and a discretionary bonus and stock options for Mr. Veltman, the Company's chief financial officer. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Kennedy are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including insurance and other benefits.

  Base Salary

     The Committee reviews each officer's salary annually. In determining appropriate salary levels, consideration is given to scope of responsibility, experience, Company and individual performance as well as pay practices of other companies relating to executives with similar responsibility.

     With respect to the base salary of Mr. Kennedy in 1997, the Compensation Committee took into account a comparison of base salaries of chief executive officers of peer companies known to the members of the Committee, the Company's continued financial success, and the assessment by the Compensation Committee of Mr. Kennedy's individual performance. The Compensation Committee also took into account the longevity of Mr. Kennedy's service to the Company and its belief that Mr. Kennedy is an excellent representative of the Company to the public by virtue of his stature in the community and the industry. Mr. Kennedy's base salary was established by the Board of Directors in September 1991 and has been continued since then. This base compensation consists of a regular payroll payment of $150,000 per year and a split dollar arrangement for payment of premiums on four (4) life insurance policies owned by Mr. Kennedy. Mr. Kennedy pays the Company the portion of the premiums equal to the price of an equivalent amount of term insurance. The benefit to Mr. Kennedy of premiums paid by the Company is the interest-free use of the non-term portion of the premium. Such benefit was estimated at $80,776 as the present value of the interest payments not required to be made assuming Mr. Kennedy would not repay the non-term portion until age 65, discounted at a market rate of 8.0%. (See Summary Compensation Table, below). The Company has a lien on the cash value and proceeds of each policy equal to the premium paid by the Company. This lien amounted to $713,103 at June 30, 1997 and is carried as an officer receivable on the books of the Company.

  Bonus Awards

     The Company's officers may be considered for annual cash bonuses which are awarded to recognize and reward corporate and individual performance based on meeting specified goals and objectives. The plan in effect for 1997 for Mr. Kennedy provides that a bonus, not exceeding 3 1/2% of the Company's Income from Operations before such bonus expense, will be awarded. This formula was established by the Board of Directors in 1991 and has been continued. In awarding a bonus to Mr. Kennedy, the board reviews compensation levels and financial results available to it for chief executive officers for similarly sized companies as well as those located near the Company's headquarters. Mr. Kennedy sets Mr. Veltman's bonus based on his review of corporate and Mr. Veltman's individual performance as well as the performance bonus the management team awards to employees of the Company generally other than Messrs. Veltman and Kennedy.

  Stock Options

     Under the Company's 1991 Incentive Stock Option Plan, which was approved by the shareholders, stock options are granted to the Company's key employees including Mr. Veltman. The number of options granted is determined by the subjective evaluation of the person's ability to influence the Company's long-term growth and profitability.

     Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant. In fiscal 1997, 9,450 new options were granted to Mr. Veltman. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for employees to create value for shareholders. The Committee therefore views stock options as an important component of its compensation policy and supports the proposal to increase the available shares under the plan and to include Messrs. Kennedy and Hekman as eligible participants as discussed under the Proposal to Amend the 1991 Incentive Stock Option Plan, below.

                                          COMPENSATION COMMITTEE MEMBERS:

                                          Robert L. Hooker
                                          David J. Wagner
                                          Kim Korth

                       COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation Table

     The following table sets forth the total compensation earned by each executive officer during the fiscal years ended June 30, 1997, 1996, and 1995 for services rendered to the Company in all capacities during such years.

                                                                            LONG-TERM
                                        ANNUAL COMPENSATION(1)            COMPENSATION
                                ---------------------------------------      AWARDS
       NAME AND                                             OTHER         -------------
  PRINCIPAL POSITION                                        ANNUAL            STOCK             ALL OTHER
   AT JUNE 30, 1997      YEAR   SALARY($)   BONUS($)   COMPENSATION($)     OPTIONS(#)     COMPENSATION($)(2)(3)
  ------------------     ----   ---------   --------   ---------------     ----------     ---------------------
John C. Kennedy........  1997    150,000    202,557         6,136                                 82,776
  Chairman, President    1996    150,000    205,047         6,136                 0               82,090
  and Chief Executive    1995    150,000    202,200         6,136                 0               86,451
  Officer(4)
Warren A. Veltman......  1997     75,000     86,686             0             9,450               15,639
  Secretary, Treasurer   1996     75,000     76,400             0                 0               13,495
  and Chief Financial    1995     66,923     71,200             0                 0               10,926
  Officer(5)

---------------
(1) Does not include any value that might be attributable to job-related personal benefits, the amount of which did not exceed the lesser of 10% of annual salary plus bonus or $50,000 for each executive officer.

(2) Represents the benefit of the interest-free use of the non-term portion of the premium paid by the Company on insurance policies owned by the individual under Split Dollar arrangements. Such benefit was estimated as the present value of the interest payments which are not required to be made assuming the executive would not repay the non-term portion until age 65, discounted at a market rate of 8.0%. The portion of such premiums equal to the price of equivalent amounts of term insurance are paid to the Company by Messrs. Kennedy and Veltman, respectively.

(3) Includes $2,000 and $1,000 for Messrs. Kennedy and Veltman contributed by the Company during fiscal 1997 and 1996, respectively, to the 401(k) plan maintained by the Company for its employees generally.

(4) Mr. Kennedy's current base compensation is $150,000 per annum. He is also entitled to receive annual bonus compensation not greater than 3 1/2% of the Company's Income from Operations prior to such bonus calculation.

(5) Mr. Veltman's current base compensation is $75,000 per annum. Options issued to Mr. Veltman during fiscal 1997 are contingent on the approval of the proposal to amend the 1991 Incentive Stock Option Plan to reserve additional shares for issuance.

  Option Grants in Last Fiscal Year

                                             INDIVIDUAL GRANTS                            POTENTIAL
                       -------------------------------------------------------------   REALIZABLE VALUE
                                       PERCENT OF                                         AT ASSUMED
                                         TOTAL                                         ANNUAL RATES OF
                        NUMBER OF     OPTIONS/SARS                                       STOCK PRICE
                        SECURITIES     GRANTED TO                                      APPRECIATION FOR
                        UNDERLYING     EMPLOYEES     EXERCISE OF                         OPTION TERM
                       OPTIONS/SARS    IN FISCAL         BASE                          ----------------
                        GRANTED(#)        YEAR       PRICE($/SH)    EXPIRATION DATE    5%($)    10%($)
                       ------------   ------------   -----------    ---------------    -----    ------
Warren A. Velman.....     9,450           4.7%          $9.29       October 24, 2006   55,211   139,915

  Option Values at Fiscal Year End

     The following table provides information on the value of options held by each of the executive officers of the Company at June 30, 1997 measured in terms of the closing price of the Company's common stock on that day. There were no options exercised by any officer during the year.

                                                                                    VALUE OF UNEXERCISED
                                              NUMBER OF UNEXERCISED                     IN-THE-MONEY
                                                    OPTIONS AT                           OPTIONS AT
                                                JUNE 30, 1997 (#)                      JUNE 30, 1997
                                          ------------------------------       ------------------------------
                  NAME                    EXERCISABLE(1)   UNEXERCISABLE       EXERCISABLE(1)   UNEXERCISABLE
                  ----                    --------------   -------------       --------------   -------------
Warren A. Veltman.......................      24,885           9,765              $112,729         $27,367

---------------
(1) Includes 4,095 options which Mr. Veltman may exercise within sixty days of September 1, 1997, 1890 of which are contingent on the approval of the proposal to amend the 1991 Incentive Stock Option Plan to reserve additional shares for issuance.

  Compensation Committee Interlocks and Insider Participation

     Mr. Kennedy serves as President of the Company and Chief Executive Officer and serves on the Board of Directors of Riviera Tool Company, where Mr. Rieth is president, CEO and also on the Board of Directors.

     The Company has entered into three Stock Redemption Agreements ("Agreements") dated as of November 6, 1992, September 20, 1993, and August 1, 1996 with John C. Kennedy and Nancy G. Kennedy, his wife, in their individual capacities and as Co-Trustees of the John C. Kennedy Living Trust u/a dated February 14, 1986, as amended. The Agreements provide that upon the death of the last to die of John C. Kennedy and Nancy G. Kennedy, the Company shall redeem up to $18,000,000 of Common Stock in a redemption under Section 303 of the Internal Revenue Code of 1986, as amended, in order to pay estate and inheritance taxes, and funeral and administrative expenses of the estate. It is the Company's belief that these arrangements will avoid a potentially significant market price impact that could result from the Kennedy estates needing to sell Company stock in order to pay death taxes and expenses. Pursuant to the Agreements, the Company maintains some life insurance policies in order to fund its obligations.

     The Company leases certain real property and equipment from its majority shareholder. At the beginning of fiscal year 1994, all such leases were on a month-to-month basis. Effective May, 1994, the Company and its majority shareholder executed a long-term lease covering the equipment. The lease expires May 31, 2001 and grants the Company an option to purchase the equipment at the expiration of the term. Total lease expense for all items leased from the majority shareholder was $351,000 for fiscal year 1997.

     The Company leases a building at 4060 East Paris Avenue, S.E. in Grand Rapids, Michigan adjacent to its primary facility, with approximately 100,000 square feet suitable for industrial use. Kenneth K. Rieth, directly or indirectly through his spouse, owns a fifty percent (50%) interest in such building. The lease expires in March of 2005 and contains an option to purchase the facility for a fixed price of $3,125,000 at the expiration of the lease. Rent under the lease is fixed at $25,000 per month for its entire term but will be adjusted to reflect changes in the interest rate charged by the landlord's mortgage lender. Currently, that rate is fixed until the year 2000. The Company pays all taxes, maintenance, insurance and utilities. The Company subleases approximately 75,000 square feet of this building on a month-to-month basis to Conway Products Corporation ("Conway"), which is 100% owned by Mr. Kennedy, at a monthly rental charge, plus occupancy expense, taxes, utilities and insurance of approximately $259,632 in the aggregate during fiscal 1997.

     The Company leases an aircraft for use in its business activities. From time to time Mr. Kennedy used the aircraft for personal use and paid the Company for the variable costs of operating the aircraft incurred by the Company. This reimbursement totaled $7,761 during fiscal year 1997.

     On May 12, 1995, the Company obtained an equipment loan from Old Kent Bank, a division of Old Kent Financial Corporation of which Mr. Wagner is President and Chief Executive Officer. At the end of fiscal 1997, the principal balance of the note was $1,958,330, which amount was secured by certain equipment of the Company. The Company pays this obligation in monthly installments of $41,660 plus interest of 8.35% per annum.

     On June 27, 1997 the Company entered into a credit agreement with its primary commercial lender, Comerica Bank, which included an unsecured $10,000,000 term loan payable in monthly installments of $138,889 principal plus interest of 7.76% per annum. Old Kent Bank has purchased a participation in this term loan from Comerica Bank in the original principal amount of $4,000,000 all of which was outstanding at the end of fiscal 1997.

     The Company has utilized and expects to continue utilizing the consulting services of International Resource Network, Inc. where Ms. Korth is President. During fiscal 1997, the Company incurred $98,420 in expense for such services.

     The Company believes that all of the transactions described above were at rents, prices and terms which were no less favorable to the Company than would have been available in similar transactions with unaffiliated third parties. The policy of the Company is that proposed transactions with affiliates of the Company must have the prior approval of a majority of the disinterested members of the Board of Directors and, as in prior transactions, will be made on terms no less favorable to the Company than could be obtained from unaffiliated parties.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return of the Company's Common Stock, for periods subsequent to June 30, 1992, with the Standard & Poor's 500 Composite Index and an index of peer companies selected by the Company.

     The comparison assumes $100 was invested on June 30, 1992 in the Company's Common Stock, the Standard & Poor's 500 Composite Index, and the peer group. The companies in the peer group, all of which are in the automotive parts industry, are as follows:

Arvin Industries, Inc.                          MascoTech, Inc.
Dana Corp.                                      Modine Manufacturing Company
Defiance, Inc.                                  Newcor, Inc.
Douglas & Lomason Company(1)                    Redlaw Industries
Excel Industries, Inc.                          Simpson Industries, Inc.
Federal Screw Works                             SPX Corp.
Gentex Corp.                                    Sudbury, Inc.(2)
Howell Industries, Inc.                         Walbro Corp.
The Lamson & Sessions Company                   Worthington Industries, Inc.

---------------
(1) Douglas & Lomason was acquired by Magna International on November 18, 1997.

(2) Sudbury, Inc. was acquired by Intermet Corporation on February 26, 1997.

         MEASUREMENT PERIOD                AUTOCAM           S&P 500             PEER
        (FISCAL YEAR COVERED)                CORP             INDEX             GROUP
                JUN92                          100               100               100
                JUN93                       121.34            113.63            134.78
                JUN94                       229.71            115.23            128.29
                JUN95                       185.23            145.27            134.43
                JUN96                       166.13            183.04            148.70
                JUN97                       205.32            246.55            181.23

             PROPOSAL TO AMEND THE 1991 INCENTIVE STOCK OPTION PLAN

     The Board of Directors of the Company has adopted, subject to shareholder approval, an amendment to Sections 5 and 6 of the Autocam Corporation 1991 Incentive Stock Option Plan (the "Plan"), to increase the number of shares of the Company's Common Stock available for issuance upon the exercise of options granted thereunder to 750,000 shares and to make all employees of the Company eligible for awards pursuant to the Plan. The Plan was previously approved by shareholders in November 1991 with Messrs. Kennedy and Hekman excluded from the Plan. An amendment was approved in November 1993 increasing the number of shares available under the Plan from 150,000 to 300,000 and an additional amendment approved in November 1994 increasing the number of shares available under the Plan to 500,000 shares. This availability has been automatically adjusted under the terms of the Plan to 551,250 shares as a result of subsequent stock dividends declared by the Company.

     As of June 30, 1997, options were outstanding for 353,033 shares and an additional 72,342 options have been exercised prior to June 30, 1997. Thus, only 125,875 shares of Common Stock remained reserved for issuance under the Plan at June 30, 1997.

     The Company has elected to continue issuing options pursuant to the Plan rather than initiating a new plan and an additional grant of 173,145 shares has been made to employees generally that is contingent upon approval of this proposal. The Board of Directors believes that its continued ability to grant options will be of assistance in attracting and retaining highly qualified employees to the benefit of the Company and its shareholders. A majority of the votes cast is required to approve this proposal.

     The following is a summary of the principal provisions of the Plan as amended:

     Administration. The Plan is administered by the Compensation Committee of the Board of Directors of the Company, comprised of directors who are not eligible to participate in the Plan. The Committee makes recommendations periodically to the Board of Directors with respect to the officers and other employees and former officers and employees who have a consulting arrangement with the Company who shall participate in the Plan and the extent of their participation. In making such determinations, the Committee considers the position and responsibilities of the employee, the nature and value to the Company of his or her services and accomplishments, the present and potential contribution of the employee to the success of the Company and such other factors as the Committee may deem relevant. Mr. Edward W. Hekman and Mr. Warren
A. Veltman have been granted options under the Plan (see "Compensation of Executive Officers -- Option Values at Fiscal Year End).

     Shares. The shares covered by the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company.

     Price. The option price shall not be less than one hundred percent (100%) of the market value of the shares of Common Stock on the date of the Compensation Committee's approval of the grant. The aggregate fair market value of the Common Stock (determined at the date of the option grant) for which any employee may be granted options first exercisable in any fiscal year may not exceed $100,000.

Duration and Exercise of Options. An option granted under the Plan must be exercised by the optionee by the date specified by the Compensation Committee, which shall be a maximum of ten years from the date of grant during employment of the optionee, or in any event within three months after termination of employment for any cause other than death or total or permanent disability. The Compensation Committee may in its discretion provide that an option may not be exercised in whole or in part for any period or periods of time specified by the Compensation Committee. No option may be exercised for a period of twelve (12) months after the date of its grant. Thereafter, and except as otherwise provided, any option may be exercised in whole or in part from time to time during its term. If an optionee does or becomes totally and permanently disabled while in the employ of the Company, the option granted such optionee may, but only within the year next succeeding such death or disability, be exercised as and to the extent that the optionee was entitled to exercise the option at the date of death or disability, and the option period shall terminate at the end of the year next succeeding such event or, if earlier, the expiration of the option. In addition, in the event a person becomes beneficial owner of more than thirty percent (30%) of the Company's Common Stock otherwise than through a transaction arranged with the prior approval of the Company's Board of Directors, all options then outstanding may be exercised immediately.

     Adjustments. The Compensation Committee may make appropriate adjustments in the price of the shares and the number allotted or subject to allotment if there is any change in the Common Stock as a result of a share dividend, share split, recapitalization or otherwise.

     Payment of Option Price. The option price shall be paid in cash or through the delivery of previously owned shares of the Company's Common Stock or by a combination of cash and Common Stock.

     Amendment and Termination of Plan. The Board of Directors may from time to time amend, suspend or discontinue the Plan; provided, however, that the Board of Directors may not amend the Plan to increase the number of shares of Common Stock on which options may be granted under the Plan, materially increase the benefits accruing to optionees under the Plan, or materially modify the provision of the Plan relating to eligibility to be granted an option, without further shareholder approval.

     Tax Aspects. Options granted under the Plan are qualified options for federal income tax purposes. The holder of an option granted under the Plan would not be subject to any tax with respect to the grant of the option, but the holder will recognize taxable income upon the sale of the stock after the exercise of the option. If the holder sells the stock more than one year after the exercise of the option, the difference between the sale price and the option price will be taxable as a long-term capital gain. If the holder sells the stock within one year after the exercise of the option, the holder would recognize ordinary taxable income equal to the excess of the fair market value of the stock at the time of exercise over the option price, and taxable capital gain in an amount equal to the excess of the sale price of the stock over the fair market value of the stock at the time of exercise.

     Proposed Option Grants. The Compensation Committee has granted options for 173,145 shares to employees of the Company contingent upon the shareholders' approval of the amendment to the Plan. No options may be granted under the Plan after August 31, 2001.

     On September 1, 1997, the market value of the Common Stock of the Company was $11.75 per share.

                                 PLAN BENEFITS

              AUTOCAM CORPORATION 1991 INCENTIVE STOCK OPTION PLAN

                                                                  DOLLAR        NO. OF
                     NAME AND POSITION                          VALUE(1)(2)    SHARES(2)
                     -----------------                          -----------    ---------
John C. Kennedy, Chairman, President and CEO................        0             0
Warren A. Veltman, Secretary/Treasurer......................    $  140,096       34,650
All Current Executive Officers as a Group...................    $  140,096       34,650
All current Directors and Nominees Not Executive Officers as
  a Group...................................................        0             0
All Employees Not Executive Officers as a Group.............    $1,564,127      491,528
Each person receiving five per cent (5%) of total options
  issued....................................................    $  523,012      130,575

---------------
(1) Value of shares in excess of the option price on June 30, 1997. Closing price on June 30, 1997 was $12.00 per share. No associate of any Executive Officer, Director or Director Nominee holds any options.

(2) Amounts include options issued which are contingent on the proposal to amend the 1991 Incentive Stock Option Plan to reserve additional shares for issuance.

     The Board of Directors favors a vote FOR the proposal to approve the amended 1991 Incentive Stock Option Plan. Proxies solicited by the Board of Directors will be so voted unless shareholders specify a different choice in their proxies.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST WITH RESPECT TO THE AMENDED PLAN IS REQUIRED FOR ITS APPROVAL, PROVIDED THE TOTAL VOTE CAST ON THE PROPOSAL REPRESENTS OVER 50% OF ALL SHARES ENTITLED TO VOTE THEREON.

                           RATIFICATION OF SELECTION
                            OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected the public accounting firm of Deloitte & Touche LLP to report on the Company's financial statements for fiscal 1998, and the shareholders are being asked to ratify this selection. Deloitte & Touche LLP has been the public accounting firm retained by the Company since 1988. Deloitte & Touche LLP has indicated that a representative of that firm will be present at the shareholders' meeting. Such representative shall be given an opportunity to make a statement, if he or she so desires, and it is expected that such representative will be available to respond to appropriate questions presented at the meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to come before the meeting. In the event that any other business not known or determined at this time does come before the meeting, the persons named in the enclosed Proxy intend to vote in accordance with their best judgment.

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and certain officers and persons who own ten percent (10%) or more of the Company's common stock file with the SEC and the NASDAQ National Market System initial reports of ownership and reports of changes in ownership of Company Common Stock. These officers, directors and 10% shareholders are required by SEC regulation to furnish the Company with copies of these reports. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended June 30, 1997, all Section 16(a) requirements applicable to its officers, directors and 10% beneficial owners were complied with.

                               VOTING OF PROXIES

     Proxies which are signed and returned will be voted for the nominees named above to serve until the Annual Meeting of Shareholders in 2000 unless authority to vote upon the election of directors is withheld. Proxies will be voted as specified by the shareholder either for or against the proposal to amend the Autocam Corporation 1991 Incentive Stock Option Plan and ratification of the selection of auditors. If no specification is given, Proxies will be voted for the proposed amendment and for ratification of the selection of auditors. Abstentions will be treated as shares present for determining a quorum but unvoted for determining ratification of auditors.

                            SHAREHOLDERS' PROPOSALS
                         FOR FISCAL 1998 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting must be received by the Company at 4070 East Paris Avenue, Kentwood, Michigan 49512, no later than June 1, 1998, in order to be eligible for inclusion in the Proxy Statement and form of Proxy relating to that meeting. A shareholder who desires to submit any such proposal should refer to the applicable rules and regulations of the Securities and Exchange Commission, Washington, D.C. 20549.

                        AVAILABILITY OF S.E.C. FORM 10-K

     A copy of the Company's 10-K Annual Report, filed with the Securities and Exchange Commission, is available without charge to shareholders by written request to:

                       Warren A. Veltman
                       Autocam Corporation
                       4070 East Paris Avenue
                       Kentwood, Michigan 49512

                              AUTOCAM CORPORATION

                        1991 INCENTIVE STOCK OPTION PLAN


Section 1 - Purpose


        The AUTOCAM CORPORATION 1991 INCENTIVE STOCK OPTION PLAN (hereinafter called the "Plan) is a plan to provide incentive to certain employees of Autocam Corporation and its subsidiaries (hereinafter called the "Corporation") based upon such employees' individual contributions to the long term growth and profitability of the Corporation, in order to encourage their identity with shareholder concerns and their current and continuing interest in the development and financial success of the Corporation.


Section 2 - Definitions

        (a) The term "subsidiaries" shall mean those corporations and partnerships in which the Corporation owns directly or indirectly a majority equity interest as defined under generally accepted accounting principles.

        (b) The term "Code" shall mean the Internal Revenue Code of 1986, as the same may be from time to time amended.

        (c) The term "Committee" shall mean such committee of the Board of Directors of the Corporation as shall be established by the Board of Directors, the members of which shall be "disinterested persons" under Rule 16b-3 of the Securities and Exchange Commission (or any successor regulation issued under federal securities laws) and shall be ineligible to participate in the Plan, or in the absence of an appointed committee all members of the Board of Directors who are disinterested persons.

        (d) The term "company stock" shall mean shares of the common capital stock of the Corporation available for award or awarded, or subject to options or rights granted, under the Plan.

        (e) The term "market value" shall mean for a share of company stock as of any date (i) the mean between the highest and lowest sale prices for the company stock as reflected in the National Association of Securities Dealers Automated Quotation System (NASDAQ) for that date, or if there is no sale on such date then on the next preceding date on which a sale has occurred, or (ii) if there is no public trading market for the company stock, then the value established by the Committee or the Board of Directors for purposes of the Plan.

        (f) The term "options" shall mean collectively the incentive stock options available for grant or granted under Section 8 of the Plan.

        (g) The term "optionee" means any person to whom an option or right has been granted or who becomes a holder of an option or right under Section 8 of the Plan.


Section 3 - Effective Date and Duration

        Subject to the approval of the Plan by the shareholders of the Corporation, the Plan shall be generally effective as of September 1,1991. The Plan shall continue until it is terminated by the Board of Directors as provided in Section 10.


Section 4 - Administration

        The Committee shall be responsible for the general operation and administration of the Plan and shall have the authority to interpret the Plan and to adopt administrative rules and regulations governing its operation. The Committee may delegate the performance of administrative functions to the Secretary of the Committee.


Section 5 - Participation, Stock Awards and Option Grants

        (a) Each year, the Committee shall designate as participants in the Plan those officers and employees of the Corporation and those former officers and employees who have a consulting arrangement with the Corporation that the Committee determines.

        (b) Each year, the Committee may grant stock options that qualify as "incentive stock options" within the meaning of Section 422 of the Code to each current and former officer and employee whom it has designated as a participant for such year. Upon the approval by the Board of Directors of the Corporation of the individual awards and/or grants, if any, made to executive officers and of the total of all awards and grants made to all other persons, the determination of the Committee as to each such award and grant shall become final.


Section 6 - Shares Reserved Under the Plan

        There is hereby reserved for use upon exercise of options to be granted from time to time under the Plan, an aggregate of 750,000 shares of company stock Shares of company stock may be authorized but unissued shares, treasury shares, shares acquired in the open market, or any combination of the foregoing, and if acquired in the open market, shall be acquired by an agent independent of the Corporation. Any shares of company stock underlying options that are forfeited pursuant to Section 8(d) of the Plan and, to the extent permissible for purposes of allowing the Plan to continue to be considered as described under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any shares of company stock that are used for full or partial payment of the purchase price of shares with respect to which an option is exercised pursuant to Section 8 of the Plan may thereafter again be awarded or made subject to grant under the Plan. In the event of any change in the outstanding shares of the common capital stock of the Corporation by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar change, the Committee may make appropriate adjustments in the aggregate number of shares of company stock made subject to options granted or reserved for award or grant under the Plan, in the prices of options granted, or provide for the substitution of other securities of the class exchanged for common capital stock of the Corporation in any merger or consolidation.

Section 7 - Options Granted Under the Plan

        (a) Options granted to a participant may not be sold, transferred, alienated or assigned (other than by will or the laws of descent and distribution) during the exercise period established with respect to such shares, but nothing contained in this sentence shall preclude the sale or other transfer of shares of company stock obtained by the proper exercise of any option. During the lifetime of an optionee, the option shall be exercisable only by the optionee personally or by the optionee's legal representative.

        (b) The exercise of options by a participant under this Plan shall be subject to satisfaction of the conditions precedent that the participant refrain from engaging in any activity that, in the opinion of the Committee, is competitive with any activity of the Corporation (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity that is competitive with any activity of the Corporation) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation and that the participant furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Any shares of company stock obtained upon exercise of an option granted under the Plan may be made subject to such other conditions or restrictions as the Committee deems advisable, including without limitation, provisions to comply with federal and state securities laws.

        (c) Certificates issued for shares of company stock acquired pursuant to this Plan may bear a legend stating that the shares are issued subject to the restrictions set forth in the Plan.


Section 8 - Grants of Options

        (a)     Participants eligible to receive grants of options under this
Section 8 shall be selected by the Committee from among the officers and employees of the Corporation and from former officers and employees who have a consulting arrangement with the Corporation. The Committee may grant more than one option to any eligible current or former officer or employee.

        (b) The Committee shall determine the eligible participants to whom, and the time or times at which, options will be granted, the number of shares to be subject to each option, the duration of each option, the time or times within which the option may be exercised, the cancellation of the option (with the consent of the holder thereof) and the other conditions of the grant of the option. The provisions and conditions of the grants of options need not be the same with respect to each optionee or with respect to each option.

        (c) Except as otherwise specifically provided herein, options granted pursuant to the Plan shall be subject to the following terms and conditions:

                (i) Option Price. At the time the Committee approves the grant, the Committee shall determine the option price which shall be not less than one hundred percent (100%) of the market value of the company stock on the date of Committee approval of the grant.

                (ii) Payment. The option price shall be paid in full at the time of exercise. No shares shall be issued until full payment has been received therefor. Payment may be in cash or, with the prior approval of and upon the conditions established by the Committee, by delivery of shares of company stock owned by the optionee; provided, however, that company stock acquired by the optionee through the exercise of an incentive stock option may not be used for payment prior to the expiration of the holding periods prescribed in Section 422(a)(1) of the Code. If payment is made by the delivery of shares of company stock, the value of the shares on the day they are delivered shall be the market value on such day.

                (iii) Duration of Options. The duration of options shall be determined by the Committee, but in no event shall the maximum duration of an incentive stock option exceed ten (10) years from the date of its grant.

                (iv) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate from time to time; provided, however, that no option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the option is granted. Options shall be exercisable in full or in such cumulative installments as shall be determined by the Committee on the grant of the option. If an option shall be exercisable in installments, the Committee may, in its discretion, provide for other events in which all installments shall become immediately exercisable if any installment be presently exercisable.

                (v) Incentive Stock Options. The Committee may not grant a participant incentive stock options in the aggregate that are first exercisable during any one calendar year with respect to company stock the aggregate market value of which exceeds $100,000, taking into account all stock option plans of the Corporation.

        (d) If the employment of an optionee to whom an incentive stock option has been granted under the Plan shall be terminated (except as set forth below) such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, only until the earlier of three (3) months after such termination or the original expiration date of the option; provided, however, that any option held by an optionee whose employment shall be terminated either (i) for cause or (ii) voluntarily by the optionee and without the consent of the participating affiliate by which the optionee was employed (which consent shall be assumed in the case of retirement at normal retirement age but not in the case of early retirement) shall, to the extent not theretofore exercised, immediately terminate. If an optionee to whom an incentive stock option has been granted under the Plan shall become disabled while employed and such disability results in the termination of employment, such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, by either the disabled optionee or such optionee's legal representative, as the case may be, and the right to exercise the option shall terminate upon the earlier of the expiration of twelve (12) months from the date of such termination of employment or the original expiration date of the option. If an optionee has been granted an option exercisable in installments, then, notwithstanding the terms specifying the installments in which the option shall be exercisable, upon the death or disability of the optionee at any time subsequent to the expiration of the first year of the term of the option, the option shall be exercisable within the time period set forth above as to all shares of company stock remaining subject to the option. For the purposes of this Section 8, the term "disabled" shall have the meaning contained within Section 22(e)(3) of the Code.

        (e) An optionee or a transferee of an option pursuant to Section 7(a) shall have no rights as a shareholder with respect to any company stock the subject of either an unexercised or exercised option until the optionee or transferee shall have become the holder of record of such stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect of such stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the company stock acquired pursuant to the option or right.


Section 9 - General

        (a) If, in connection with the exercise of any option hereunder, it is necessary or desirable, to comply with any law or regulation of any governmental authority relating to the issuance or sale of securities, that the participant receiving such shares shall agree that the participant will take the shares for investment and not with any present intention to resell the same and that the participant will dispose of such shares only in compliance with such laws and regulations, the participant shalL upon the request of the Committee, execute and deliver to the Committee an agreement to such effect satisfactory to the Committee.

        (b) If a participant dies prior to the exercise in full of any option granted to the participant, the option and any shares issued thereunder shall be distributed to the participant's designated beneficiary or, in the absence of a beneficiary designation, to the participant's estate. The designation of a beneficiary shall be made in writing on a form prescribed by and filed with the Secretary of the Committee.

        (c) Neither the establishment of the Plan nor any provisions of the Plan or modification thereof shall be held or construed as giving any participant in the Plan the right to be retained in the service of the Corporation and the Corporation expressly reserves its right to discharge any such participant whenever the interests of the Corporation may so require.

        (d) Each distribution of company stock under this Plan shall be made subject to such federal, state and local tax withholding requirements as apply on the distribution date. For this purpose, the Committee may provide for the withholding of shares of company stock or allow a participant to tender back to the Corporation shares of company stock received in such distribution.

        (e) Notwithstanding any other provisions in the Plan, in the event of a Change in Control (as hereinafter defined) all options then outstanding shall become immediately exercisable. Distribution of all shares of company stock due because of the exercise of options, shall be made as soon as practicable within sixty (60) days after the date of the Change in Control.
For purposes of this Plan, a Change in Control shall occur if any "person" or "group" within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of more than thirty percent (30%) of the then outstanding voting securities of the Corporation otherwise than through a transaction or transactions arranged by or consummated with the prior approval of the Corporation's Board of Directors.


Section 10 - Amendment, Suspension and Termination

        The Board of Directors of the Corporation reserves the right at any time to amend, suspend, or terminate the Plan; provided, however, no such amendment, suspension or termination shall adversely affect any award or grant then in effect unless the prior approval of the participant so affected is obtained. No amendment of the Plan shall, without approval of the shareholders of the Corporation, (a) increase the aggregate number of shares of company stock which are reserved for the Plan (except as provided in Section 6), (b) change the group of eligible employees under the Plan, (c) change the manner of determining the option price or the amount payable upon exercise of a right or (d~ increase the maximum duration of an option.


Section 11 - Governing Law

        The Plan and all determinations made and action taken pursuant thereto shall be governed by the laws of the State of Michigan and construed in accordance therewith.

                             AUTOCAM CORPORATION

                    PROXY FOR ANNUAL MEETING--OCTOBER 21, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints John C. Kennedy and Warren A. Veltman and each or either of them, proxies with full power of substitution, to vote all stock of Autocam Corporation, a Michigan corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Rembrandt's At Bridgewater, 333 Bridge Street, N.W., Grand Rapids, Michigan 49504, on Tuesday, October 21, 1997, at 4:00 p.m. and at any adjournment.

IF YOU SIGN AND RETURN THIS PROXY, THE SHARES REPRESENTED HEREON WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NOT OTHER-WISE SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS NOMINATED AND THE RATIFICATION OF THE AUDITORS. THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The undersigned hereby acknowledges receipt of the Annual Report of the Company for its fiscal year ended June 30, 1997, and Notice of Annual Meeting of Shareholders and Proxy Statement dated September 15, 1997.

--------------------------------------------------------------------------
 PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) hereon. If stock is held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other capacity, please state title in full.
--------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

-------------------------------         ----------------------------------

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

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

---------------------------------                       1. ELECTION OF DIRECTORS
     AUTOCAM CORPORATION
---------------------------------                               JOHN C. KENNEDY         FOR ALL         WITH-       FOR ALL
                                                                KENNETH K. RIETH        NOMINEES        HOLD        EXCEPT
                                                                MARK J. BISSELL         [ ]             [ ]          [ ]


Mark box at right if an address change or    [ ]        Instruction:  To withhold authority to vote for an individual nominee,
comment has been noted on the reverse                   mark the "For All Except" box and write that nominee's name on the space
side of this card.                                      provided below.

RECORD DATE SHARES:                                     ------------------------------------------------------------------------


                                                        2. RATIFICATION OF SELECTION OF DELOITTE           FOR  AGAINST  ABSTAIN
                                                           & TOUCHE LLP AS AUDITORS FOR THE COMPANY        [ ]    [ ]      [ ]
                                                           FOR THE FISCAL YEAR ENDING JUNE 30, 1998.

                                                        3. APPROVAL OF THE AMENDED AUTOCAM                 FOR  AGAINST  ABSTAIN
                                                           CORPORATION 1991 INCENTIVE STOCK OPTION         [ ]    [ ]      [ ]
                                 --------------------      PLAN EXTENDING THE COVERAGE TO ALL
Please be sure to sign and date                            EMPLOYEES AND  INCREASING THE SHARES
this Proxy.                            Date                RESERVED THEREUNDER TO 750,000 SHARES.
-----------------------------------------------------


-----Shareholder sign here----Co-owner sign here-----


DETACH CARD                                                                                                             DETACH CARD